UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2015
 Starbucks Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.
On March 17, 2015, the Board of Directors (the "Board") of Starbucks Corporation (the "Company") approved an increase in the authorized number of shares of common stock of the Company from 1,200,000,000 to 2,400,000,000 in connection with a two-for-one forward stock split of the outstanding shares of the Company’s common stock. The forward stock split is to be effected by a stock dividend that will be paid on April 8, 2015 to all shareholders of record as of March 30, 2015. The Company filed Articles of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of Washington effective March 18, 2015. The only change reflected in the Articles of Amendment is the increase in the authorized number of shares of common stock described above. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01	Other Events.
On March 18, 2015, the Company issued a press release announcing that the Board had declared a two-for-one forward stock split to be effected by a stock dividend that will be paid on April 8, 2015 to all shareholders of record as of March 30, 2015. A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of the Restated Articles of Incorporation of Starbucks Corporation effective March 18, 2015.
99.1	Press release, dated March 18, 2015, announcing a two-for-one forward stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: March 19, 2015
	By:	/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of the Restated Articles of Incorporation of Starbucks Corporation effective March 18, 2015.
99.1	Press release, dated March 18, 2015, announcing a two-for-one forward stock split